AMENDMENT TO
                              CH ENERGY GROUP, INC.
                        DIRECTORS AND EXECUTIVES DEFERRED
                                COMPENSATION PLAN

         WHEREAS, CH Energy Group, Inc. (the "Company") maintains the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan, as amended (the "Plan"); and

         WHEREAS, Section 4.3(b) of the Plan (as modified with the approval of the Board of Directors of the Company in 2004) provides for annual crediting of the Director Stock Account (as defined in the Plan) for each Eligible Director (as defined in the Plan) with a number of phantom shares of Common Stock of the Company; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has recommended to the Board of Directors, and the Board of Directors has approved, an amendment to the Plan to increase the dollar value of the phantom shares of Common Stock of the Company to be credited annually to each Eligible Director's Director Stock Account from $50,000 to $55,000, effective as of July 1, 2006.

         NOW, THEREFORE, Section 4.3(b) of the Plan hereby is amended and restated in its entirety, effective as of July 1, 2006, to read as follows:

         "(b) From and after July 1, 2006, the Company shall credit each Eligible Director's Director Stock Account annually as follows:

                  (i) On July 10, 2006 and on October 2, 2006 the Company shall credit to the Director Stock Account of each person who is serving as an Eligible Director when such crediting occurs a number of shares of Company Stock calculated by: (x) dividing $50,000 by the closing price of a share of Company Stock on the New York Stock Exchange on January 3, 2006, and (y) dividing the result so determined by four.

                  (ii) On July 10, 2006 and on October 2, 2006, the Company also shall credit to the Director Stock Account of each person who is serving as an Eligible Director when such crediting occurs a number of shares of Company Stock calculated by: (x) dividing $2,500 by the closing price of a share of the Company Stock on the New York Stock Exchange on June 30, 2006, and (y) dividing the result so determined by two.

                  (iii) In each calendar year commencing with calendar year 2007, the first Monday following the first Tuesday in January of such year shall be the date used for determining the number of shares of Company Stock to be credited under this Section 4.3(b) to the Director Stock Account of an Eligible Director (the "Annual Valuation Date").

                  (iv) In each calendar year commencing with calendar year 2007, on the fifth business day following the Annual Valuation Date and on the first business day of each calendar quarter thereafter during such year, the Company shall credit to the Director Stock Account of each person who is serving as an Eligible Director when such crediting occurs a number of shares of Company Stock calculated by: (x) dividing $55,000 by the closing price of a share of Company Stock on the New York Stock Exchange on the Annual Valuation Date, and (y) dividing the result so determined by four.

                  (v) Notwithstanding, paragraphs (i), (ii), (iii) and (iv) of this Section 4.3(b), the number of shares of Company Stock to be credited during any calendar year to the Director Stock Account of a person who first becomes an Eligible Director on a date during such year after the fifth business day following the Annual Valuation Date shall be pro-rated and shall be calculated on the basis of the closing price of a share of Company Stock on the New York Stock Exchange on the first business day following the date on which the person first becomes an Eligible Director."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 25th day of May, 2006.


                                           CH ENERGY GROUP, INC.



                                        By:  /s/ Steven V. Lant
                                           --------------------------------
                                      Name: Steven V. Lant
                                     Title:  Chairman, President and Chief
                                             Executive Officer